As filed with the Securities and Exchange Commission on March 9, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3221585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

487 East Middlefield Road Mountain View, CA	94043
(Address of principal executive offices)	(Zip code)

GUARDENT, INC.

2000 STOCK OPTION AND INCENTIVE PLAN

(Full title of plan)

(Name, address and telephone number of agent for service:)	(Copy to:)
James M. Ulam Senior Vice President, General Counsel and Secretary VeriSign, Inc. 487 East Middlefield Road Mountain View, CA 94043 (650) 961-7500	Nancy A. Spangler, Esquire Piper Rudnick LLP 1775 Wiehle Avenue, Suite 400 Reston, Virginia 20191 (703) 773-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, $0.01 par value	687,659	$4.7893	$3,293,405	$417.27

(1)	Represents shares subject to outstanding options of Guardent, Inc. assumed by Registrant and subject to the Guardent, Inc. 2000 Stock Option and Incentive Plan.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions pursuant to the Guardent, Inc., 2000 Stock Option and Incentive Plan.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(l) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. (1)

Item 2. Registrant Information and Employee Plan Annual Information. (1)

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

(a) the Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2003, June 30, 2003 and September 30, 2003, the Registrant’s reports on Form 8-K, dated October 17, 2003, and December 10, 2003, all of which are filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the “Exchange Act”);

(c) the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers and Limitation of Liability.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation, as amended, provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding unlawful payments of dividends and unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the DGCL, the Bylaws of the Registrant, as amended, provide that:

(i) the Registrant is required to indemnify to the fullest extent authorized by law, subject to certain very limited exceptions, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she or he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith;

(ii) the Registrant is required to advance expenses, as incurred, to its indemnitees in connection with defending a legal proceeding; provided, however, that, if the DGCL so requires, an advancement of expenses to a director or officer will be made only if an undertaking is delivered to the corporation to repay all amounts advanced if it is ultimately determined that indemnification is unavailable;

(iii) an indemnitee may bring suit against the Registrant to recover the unpaid amount of any claim within 60 days after a written claim has been received by the Registrant;

(iv) the rights conferred in the Bylaws, as amended, are not exclusive. The Registrant’s obligation to indemnify an indemnitee must be reduced by any amounts such indemnitee receives (1) from insurance policies purchased by the Registrant, (2) from another corporation, partnership, joint venture, trust or other enterprise for whom the indemnitee was serving at the request of the Registrant, or (3) under any other applicable indemnification provision;

(v) the Registrant may indemnify and advance expenses to employees and agents of the Registrant to the same extent as it provides indemnification and advancement of expenses to its directors and officers, except as otherwise directed by law, its Certificate of Incorporation, the bylaws, agreement or vote.

The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant’s Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant, with approval by the Registrant’s Board of Directors, has obtained directors’ and officers’ liability insurance.

See also the undertakings set out in response to Item 9.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.		Description

4.01	*	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

4.02	*	Amended And Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

4.03	*	Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant dated May 27, 1999 (incorporated herein by reference to Exhibit 4.03 to the Registrant’s Registration Statement on Form S-8 (File No. 333-82941) filed with the Commission and declared effective July 15, 1999).

4.04	*	Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant dated June 8, 2000 (incorporated herein by reference to Exhibit 4.03 to the Registrant’s Registration Statement on Form S-8 (File No. 333-39212) filed with the Commission and declared effective June 14, 2000).

4.05		Guardent, Inc., 2000 Stock Option and Incentive Plan

5.01		Opinion of Piper Rudnick LLP.

23.01		Consent of Piper Rudnick LLP (included in Exhibit 5.01).

23.02		Consent of KPMG LLP.

24.01		Power of Attorney (see page 5).

*	These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 9th day of March 2004.

VERISIGN, INC.

By:	/s/ STRATTON D. SCLAVOS
Stratton D. Sclavos President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stratton D. Sclavos, Dana L. Evan, and James M. Ulam, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Principal Executive Officer And Director:

/s/ STRATTON D. SCLAVOS Stratton D. Sclavos	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 9, 2004

Principal Financial and Principal Accounting Officer:

/s/ DANA L. EVAN Dana L. Evan	Executive Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2004

Additional Directors:

/s/ D. JAMES BIDZOS D. James Bidzos	Vice Chairman of the Board	March 9, 2004

/s/ WILLIAM L. CHENEVICH William L. Chenevich	Director	March 9, 2004

/s/ KEVIN R. COMPTON Kevin R. Compton	Lead Independent Director	March 9, 2004

/s/ SCOTT G. KRIENS Scott G. Kriens	Director	March 9, 2004

/s/ LEN J. LAUER Len J. Lauer	Director	March 9, 2004

/s/ ROGER H. MOORE Roger H. Moore	Director	March 9, 2004

/s/ GREGORY L. REYES Gregory L. Reyes	Director	March 9, 2004

/s/ WILLIAM A. ROPER, JR. William A. Roper, Jr.	Director	March 9, 2004

EXHIBIT INDEX

Exhibit No.		Description

4.01	*	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

4.02	*	Amended And Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

4.03	*	Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant dated May 27, 1999 (incorporated herein by reference to Exhibit 4.03 to the Registrant’s Registration Statement on Form S-8 (File No. 333-82941) filed with the Commission and declared effective July 15, 1999).

4.04	*	Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant dated June 8, 2000 (incorporated herein by reference to Exhibit 4.03 to the Registrant’s Registration Statement on Form S-8 (File No. 333-39212) filed with the Commission and declared effective June 14, 2000).

4.05		Guardent, Inc., 2000 Stock Option and Incentive Plan

5.01		Opinion of Piper Rudnick LLP.

23.01		Consent of Piper Rudnick LLP (included in Exhibit 5.01).

23.02		Consent of KPMG LLP.

24.01		Power of Attorney (see page 5).

*	These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.